Exhibit 99.1

VBI Vaccines Provides Update on Part A of Ongoing Phase 1/2a Study
Demonstrating Overall Survival Benefit for VBI-1901 Vaccine Responders in
Recurrent GBM Patients

-	Updated overall survival (OS) data for Part A demonstrated 83% 12-month OS rate among vaccine responders vs. 33% for non-responders

-	Vaccine responders saw a 6.25-month improvement in median OS compared to non-responders

-	VBI-1901 continues to be safe and well-tolerated, with no vaccine-related safety signals observed

-	Expanded immunologic, tumor imaging, and clinical data from the Phase 2a part of the study are expected in Q2 2020 and Q4 2020

CAMBRIDGE, Mass. (March 3, 2020) – VBI Vaccines Inc. (NASDAQ: VBIV) (“VBI”), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, today provided an update on Part A of the ongoing Phase 1/2a study of VBI-1901, the company’s cancer vaccine immunotherapeutic candidate, for the treatment of patients with recurrent glioblastoma (GBM). For patients who had an immunologic response to the vaccine, considered to be vaccine responders, the 12-month overall survival (OS) rate was 83% (n=5/6), compared to 33% for vaccine non-responders (n=3/9). Similarly, among patients evaluable for response and survival in Part A, vaccine responders saw a 6.25-month improvement in median OS (14.0 months) compared to vaccine non-responders (7.75 months). VBI-1901 continues to be safe and well-tolerated at all doses tested, with no safety signals observed.

“We remain encouraged by the data from this ongoing Phase 1/2a study of VBI-1901 in the recurrent GBM setting, a setting in which it has historically been incredibly difficult to show any benefit, especially with a monotherapy,” said David E. Anderson, Ph.D., VBI’s Chief Scientific Officer. “The standard of care treatment in the recurrent GBM setting is not well defined, however, commonly-used regimens, including chemotherapy and VEGF-A inhibitors as monotherapy and in combination, have demonstrated 12-month OS rates below 50% with median OS around 8 to 12 months1. Moreover, these regimens often cause significant toxicity, poorly affecting quality of life for the individual. While the data generated for VBI-1901 is early, we continue to be optimistic as we work hard to provide any meaningful benefit to patients who currently have few treatment options.”

Expanded immunologic, tumor imaging, and clinical data from the Phase 2a part of the study are expected in Q2 2020 – data from the VBI-1901 + GM-CSF arm – and Q4 2020 – data from the VBI-1901 + AS01B arm. Additionally, efforts are underway to define biomarkers that may help identify patients more likely to respond to VBI-1901.

About the Phase 1/2a Study Design

VBI’s two-part Phase 1/2a study is a multi-center, open-label, dose-escalation study of VBI-1901 in up to 38 patients with recurrent GBM:

●	Phase 1 (Part A)

●	Dose-escalation phase that defined the safety, tolerability, and optimal dose level of VBI-1901 adjuvanted with granulocyte-macrophage colony-stimulating factor (GM-CSF) in recurrent GBM patients, with any number of prior recurrences.

●	This phase enrolled 18 recurrent GBM patients across three dose cohorts of VBI-1901: 0.4 µg, 2.0 µg, and 10.0 µg.

●	Enrollment completed in December 2018.

●	Phase 2a (Part B)

●	Subsequent extension of the optimal dose level, 10.0 µg, as defined in the Part A dose escalation phase.

●	This phase is a two-arm study, enrolling 10 first-recurrent GBM patients in each arm, assessing 10.0 µg of VBI-1901 in combination with either GM-CSF or GSK’s proprietary AS01B adjuvant system as immunomodulatory adjuvants.

●	Enrollment in both study arms is ongoing.

VBI-1901 is administered intradermally when adjuvanted with GM-CSF and will be administered intramuscularly when adjuvanted with AS01B adjuvant system. Patients will receive the vaccine immunotherapeutic every four weeks until tumor progression.

Additional information, including a detailed description of the study design, eligibility criteria, and investigator sites, is available at ClinicalTrials.gov using identifier NCT03382977.

About VBI Vaccines Inc.

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with the only trivalent hepatitis B vaccine, Sci-B-Vac®, which is approved for use and commercially available in Israel, and recently completed its Phase 3 program in the U.S., Europe, and Canada, and with an immunotherapeutic in development for a functional cure for chronic hepatitis B. VBI’s enveloped virus-like particle (eVLP) Platform technology enables development of eVLPs that closely mimic the target virus to elicit a potent immune response. VBI’s lead eVLP program candidates include a vaccine immunotherapeutic candidate targeting glioblastoma (GBM), a cytomegalovirus (CMV)-associated tumor, and a prophylactic CMV vaccine candidate. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

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Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The company cautions that such statements involve risks and uncertainties that may materially affect the company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the company, is set forth in the Company’s filings with the Securities and Exchange Commission and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission and filed with the Canadian security authorities at sedar.com, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

References

1. Taal W, Oosterkamp HM, Walenkamp AME, Dubbink HJ, et al. Single-agent bevacizumab or lomustine versus a combination of bevacizumab plus lomustine in patients with recurrent glioblastoma (BELOB trial): A randomised controlled phase 2 trial. Lancet Oncology. 2014; 15: 943-953

VBI Investor & Media Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com